                                                                      EXHIBIT 11

                   MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE: Earnings per share presented in the first table is in accordance with Regulation S-K, Item 601(b)(11), while earnings per share on the Company's consolidated statements of earnings presented in the second table is in accordance with FAS No. 128.

                                                                                          YEARS ENDED DECEMBER 31,
                                                                                    -------------------------------------
                                                                                       1998         1997          1996
                                                                                    ----------   ----------    ----------
REGULATION S-K:

Net earnings................................................................        $  107,612       73,424        53,378
                                                                                    ==========   ==========    ==========
Weighted-average common and dilutive potential common shares outstanding:

   Weighted-average common shares outstanding...............................            57,243       56,812        56,160

   Add weighted-average dilutive potential common shares - options to
     purchase common shares, net............................................               741          491           589
                                                                                    ----------   ----------    ----------
Weighted-average common and dilutive potential common shares outstanding....            57,984       57,303        56,749
                                                                                    ==========   ==========    ==========

Basic earnings per share....................................................        $     1.88         1.29          0.95
                                                                                    ==========   ==========    ==========

Diluted earnings per share..................................................        $     1.86         1.28          0.94
                                                                                    ==========   ==========    ==========
FAS NO. 128 :

Net earnings................................................................        $  107,612       73,424        53,378
                                                                                    ==========   ==========    ==========
Weighted-average common and dilutive potential common shares outstanding:

   Weighted-average common shares outstanding...............................            57,243       56,812        56,160

   Add weighted-average dilutive potential common shares - options to
     purchase common shares, net............................................               741          491           589
                                                                                    ----------   ----------    ----------

Weighted-average common and dilutive potential common shares outstanding....            57,984       57,303        56,749
                                                                                    ==========   ==========    ==========

Basic earnings per share....................................................        $     1.88         1.29          0.95
                                                                                    ==========   ==========    ==========

Diluted earnings per share..................................................        $     1.86         1.28          0.94
                                                                                    ==========   ==========    ==========
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